                                           KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
                                                 COMPUTATION OF EARNINGS PER SHARE
                                                                                                                          EXHIBIT 11
                                               (In thousands, except per share data)


                                                  For the Thirteen Weeks Ended              For the Thirteen Weeks Ended
                                                       December 26, 1998                          December 27, 1997
                                                --------------------------------           ---------------------------------
                                                Earnings               Per-Share                                   Per-Share
                                                 (Loss)     Shares      Amount             Earnings      Shares      Amount
                                                --------    ------     ---------           --------      ------    ---------
BASIC EARNINGS PER SHARE

Net earnings (loss)                             $ (939)     27,916      $ (0.03)           $ 10,128      26,664      $ 0.38
                                                                        =======                                      ======
EFFECT OF DILUTIVE SECURITIES
Excess of shares issuable upon
  exercise of stock options over
  shares deemed retired utilizing
  the treasury stock method                          -           -                                -       1,710
                                                ------      ------                         --------      ------
DILUTED EARNINGS PER SHARE

Net earnings (loss) plus assumed
  conversions                                   $ (939)     27,916      $ (0.03)           $ 10,128      28,374      $ 0.36
                                                ======      ======      ========           ========      ======      ======


                                                For the Thirty-Nine Weeks Ended            For the Thirty-Nine Weeks Ended
                                                       December 26, 1998                          December 27, 1997
                                                --------------------------------           ---------------------------------
                                                                       Per-Share                                   Per-Share
                                                Earnings    Shares      Amount             Earnings      Shares      Amount
                                                --------    ------     ---------           --------      ------    ---------
BASIC EARNINGS PER SHARE

Net earnings (loss)                             $ (352)     27,577      $ (0.01)           $ 28,508      26,450      $ 1.08
                                                                        =======                                      ======
EFFECT OF DILUTIVE SECURITIES
Excess of shares issuable upon
  exercise of stock options over
  shares deemed retired utilizing
  the treasury stock method                          -           -                                -       1,695
                                                ------      ------                         --------      ------

DILUTED EARNINGS PER SHARE

Net earnings (loss) plus assumed                $ (352)     27,577      $ (0.01)           $ 28,508      28,145      $ 1.01
  conversions                                   ======      ======      ========           ========      ======      ======